Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

CEMPRA HOLDINGS, LLC

PREFERRED UNIT PURCHASE WARRANT

Void After August     , 2018

This Preferred Unit Purchase Warrant (the “Warrant”) is issued as of this the          day of August 2011, by CEMPRA HOLDINGS, LLC, a Delaware limited liability company (the “Company”), to                     , or permitted assigns (the “Holder”).

1. Issuance of Warrant; Term; Price.

1.1 Issuance. Concurrently herewith, the Holder is making a loan to the Company in the amount of $             (the “Loan”) pursuant to the terms of that certain Unsecured Convertible Promissory Note and Warrant Purchase Agreement among the Company, the Holder and the Purchasers listed on Schedule A thereto, dated as of the date hereof (the “Purchase Agreement”). The Loan is evidenced by an Unsecured Convertible Promissory Note dated as of the date hereof, in the original principal amount of $            , payable to the order of the Holder, by the Company (together with any and all extensions, replacements and renewals thereof, the “Note”). In consideration of the funding of the Loan, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase: (a) if there is no Qualified Private Financing (as defined in the Note) or Qualified IPO (as defined in the Note) prior to August     , 2012 (the “Maturity Date”), or upon a Company Sale (as defined in the Note) or Subsidiary Sale (as defined in the Note) before the Maturity Date, a number of units of Class C Units equal to twenty-five percent (25%) of the principal amount of the Note divided by $1.07857, subject to appropriate adjustment in the event of any unit distribution, unit split, combination, reclassification or other similar recapitalization affecting such units (the “Class C Conversion Price”), or (b) alternatively, upon the first to occur of a Qualified Private Financing or a Qualified IPO before the Maturity Date, a number of the securities issued in the Qualified Private Financing or Qualified IPO equal to twenty-five percent (25%) of the principal amount of the Note divided by either the price per unit of the securities issued in the Qualified Private Financing or the offering price of the Company’s Common Units (or equivalent security) in the Qualified IPO, as the case may be, subject to appropriate adjustment in the event of any unit distribution, unit split, combination, reclassification or other similar recapitalization affecting such units (the “Alternate Conversion

Price”). The unit of securities for which this Warrant may be exercisable from time to time shall be referred to herein as the “Warrant Units.”

1.2 Term. The units of Warrant Units issuable upon exercise of this Warrant are hereinafter referred to as the “Units.” This Warrant shall be exercisable at any time and from time to time in whole or in part from the date hereof until the date seven (7) years from the issue date of this Warrant referenced above.

1.3 Exercise Price. The exercise price (the “Warrant Price”) for the Warrant shall equal either the Class C Conversion Price or the Alternate Conversion Price, as the case may be, used to determine the number of securities issuable upon exercise of the Warrant under Section 1.1.

2. Adjustment of Warrant Price, Number and Kind of Units. The Warrant Price and the number and kind of securities issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide ten (10) days written notice upon the happening of certain events, as follows:

2.1 Dividends in Unit Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Warrant Units of the Company (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible unitholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution (except for distributions specifically provided for below in Section 2.3), then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of units of Warrant Units receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Units on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Units and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

2.2 Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon exercise of this Warrant or any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other company the securities of which are at the time receivable upon the exercise of this Warrant) or any spin-off by the Company of another entity owned or controlled by the Company at any time and from time to time on or after the date hereof, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, or spin-off shall be entitled to receive, in lieu of the units or other securities and property receivable upon the exercise hereof prior to such consummation, the units or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto and the Warrant Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

2.3 Unit Splits and Reverse Unit Splits. If at any time on or after the date hereof the Company shall split, subdivide or otherwise change its outstanding units of any securities receivable upon exercise of this Warrant into a greater number of units, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of Units receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of units of any securities receivable upon exercise of this Warrant shall be combined into a smaller number of units, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Units receivable upon exercise of this Warrant shall thereby be proportionately decreased.

2.4 Conversion or Redemption of Warrant Units. If at the time of any exercise of this Warrant there are no other units of Warrant Units that would otherwise be receivable upon exercise of this Warrant (all such units of such class having been converted or redeemed), this Warrant shall be exercisable for Common Units in the same amounts, for the same prices and on the same terms, as though the Warrant had been exercised for units of the Warrant Units and immediately converted into Common Units, and all references herein to “Warrant Units” shall be deemed to refer to the Common Units of the Company.

2.5 Company Sale. If at any time while this Warrant, or any portion hereof, is outstanding and unexpired there shall occur a Company Sale, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock or other securities, property or cash receivable upon such Transaction by a holder of the number of Warrant Units into which this Warrant could have been exercised immediately prior to such Transaction, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this Section 2.5 and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

2.6 Other Impairment. The Company shall not, by amendment of its Second Amended and Restated Limited Liability Company Agreement, as amended from time to time (the “LLC Agreement”), or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

3. No Fractional Units. No fractional units shall be issued in connection with any subscription hereunder. In lieu of any fractional units that would otherwise be issuable, the Company shall round the number of units issuable upon exercise of this Warrant to the nearest whole number.

4. No Unitholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a unitholder of the Company.

5. Reservation of Units. The Company covenants that during the period this Warrant is exercisable, the Company shall reserve from its authorized and unissued Warrant Units a sufficient number of units to provide for the issuance of Warrant Units upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing securities to execute and issue the necessary certificates for units of Warrant Units upon the exercise of this Warrant.

6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the units purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the units or other securities issuable upon such exercise shall be treated for all purposes as the holder of such units of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full units of Warrant Units issuable upon such exercise, together with cash in lieu of any fraction of a unit as provided above. The units of Warrant Units issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Units or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Units or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

7. Net Issue Election.

7.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the “Conversion Right”) into units of Warrant Units as provided in this Section 7. Upon exercise of the Conversion Right with respect to a particular number of units subject to this Warrant (the “Converted Warrant Units”), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of units of Warrant Units equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Units immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Units issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one unit of Warrant Units on the Conversion Date (as herein defined). No fractional units shall be issuable upon exercise of the Conversion Right, and if the number of units to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall round the number of units of Warrant Units issuable upon exercise of this Warrant to the nearest whole number.

7.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of units subject to this Warrant that are being surrendered (referred to in subsection 7.1 hereof as the Converted Warrant Units) in exercise of the Conversion Right. Such conversion shall be effective upon such surrender of this Warrant (the “Conversion Date”). Certificates for the units of Warrant Units issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date, or, if requested at the time of surrender of this Warrant, held for pick-up by the Holder at the Company’s principal office.

7.3 Determination of Fair Market Value. For purposes of this Section 7, fair market value (the “Market Price”) of a unit of Warrant Units as of a particular date (the “Determination Date”) shall mean the average of the closing prices of such security’s sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) days consisting of the day prior to the day as of which “Market Price” is being determined and the five (5) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the over-the-counter market, the “Market Price” shall be the fair value thereof as determined in good faith by the Company’s Board of Representatives.

8. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

9. Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 9. Prior to any proposed transfer of this Warrant or the units of Warrant Units received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a “no action” letter from the Securities Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration shall not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. Further, prior to the transfer of this Warrant to any transferee as permitted under this Section 9, such transferee must agree in writing to execute any documents necessary, including the Company’s form of joinder agreement, to become party to the Company’s LLC Agreement (or equivalent governing document), and subject to the terms thereof, upon any exercise or conversion of this Warrant into units of the Company pursuant to the terms hereof.

10. Notice of Dividends and Distributions. For so long as any part of this Warrant remains outstanding and unexercised, the Company shall, upon the declaration of a cash dividend upon its Common Units, Preferred Units or Warrant Units or other distribution to the Holders of its Common Units, Preferred Units or Warrant Units and at least ten (10) days prior to the record date, notify the Holder hereof of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution; (b) the amount of such dividend or distribution; (c) the record date of such dividend or distribution; and (d) the payment date or distribution date of such dividend or distribution.

11. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

12. Notices. All notices and other communications from the Company to the Holder shall be given in accordance with Section 7.10 of the Purchase Agreement.

13. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

14. Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the holders of Warrants representing a majority of the units of Warrant Units issuable upon exercise of the then outstanding unexercised warrants issued under the Purchase Agreement (the “Bridge Warrants”); provided, however, that any such amendment or waiver that disproportionately affects any of the holders of the then outstanding unexercised warrants issued pursuant to the Purchase Agreement shall require the written consent of all such holders. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of any Bridge Warrant, each future holder of all such Bridge Warrants and the Company, and the Company shall promptly give notice to all holders of outstanding Bridge Warrants of any amendment or waiver effected in accordance with this Section 14.

15. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of Holder) that may be imposed in respect of the issuance or delivery of the units, or any portion thereof, upon exercise of this Warrant.

16. Remedies. In the event of any default or threatened default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and shall not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Preferred Unit Purchase Warrant as of the date first above written.

COMPANY:

CEMPRA HOLDINGS, LLC

By:
Name:	Prabhavathi Fernandes, Ph. D.
Title:	Chief Executive Officer

GLOBAL AMENDMENT TO

PREFERRED UNIT PURCHASE WARRANTS

Issued August 5, 2011

THIS GLOBAL AMENDMENT TO PREFERRED UNIT PURCHASE WARRANTS (the “Amendment”) is entered into this 11th day of October 2011, by and among Cempra Holdings LLC, a Delaware limited liability company (the “Company”), and the undersigned holders of Preferred Unit Purchase Warrants (the “Bridge Warrants”) issued pursuant to that certain Unsecured Convertible Promissory Note and Warrant Purchase Agreement dated August 5, 2011 (the “Purchase Agreement”), by and among the Company and the purchasers listed on Schedule A thereto (collectively, the “Warrant Holders”).

WHEREAS, each Bridge Warrant provides in Section 14 thereof that it may be amended by the written consent of the Company and the holders of Bridge Warrants representing a majority of the units of Warrant Units (as defined therein) issuable upon exercise of the then outstanding unexercised Bridge Warrants (the “Requisite Holders”) and that any such amendment effected in accordance with Section 14 will be binding on each holder of the Bridge Warrants;

WHEREAS, the Company and the Warrant Holders desire to amend the Bridge Warrants to, among other things, modify the definition of the term “Qualified IPO,” and provide for the issuance of a replacement warrant upon the occurrence of a “Qualified IPO”; and

WHEREAS, the undersigned Warrant Holders constitute the Requisite Holders required to amend the Bridge Warrants.

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth in this Amendment, and other good and valuable consideration, the receipt of which is hereby acknowledged, and pursuant to Section 14 of the Bridge Warrants, the parties to this Amendment mutually agree as follows:

1. Capitalized Terms. All capitalized terms used herein that are not otherwise defined herein shall have the meanings assigned to them in the Bridge Warrants unless the context hereof requires otherwise.

2. Amendments. The Bridge Warrants are hereby amended as follows.

(A) Section 1.1 of the Bridge Warrants shall be amended by replacing the parenthetical phrase “(as defined in the Note)” as it applies to the term “Qualified IPO” in clause (a) of the third sentence thereof with the parenthetical phrase “(as defined below)”.

(B) Section 1 of the Bridge Warrants shall be amended by inserting the following Section 1.4 immediately following Section 1.3.

“1.4 Definitions. For purposes of this Warrant, the term “Qualified IPO” means the closing of the sale of the Company’s Common Units (or equivalent security) in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended.”

(C) The following Section 17 shall be inserted immediately following Section 16:

“17. Amended and Restated Warrant. Upon the occurrence of a Qualified IPO, the Company shall issue an Amended and Restated Warrant as a replacement for this Warrant (the “Replacement Warrant”). The Replacement Warrant shall specify the number of shares of the Company’s Common Stock for which it is exercisable (calculated in accordance with Section 1 hereof) and the exercise price for such shares of the Company’s Common Stock (calculated in accordance with Section 1 hereof). Upon the issuance of the Replacement Warrant, this Warrant shall automatically be cancelled and the Holder shall cease to have any rights under this Warrant. To receive the Replacement Warrant, the Holder shall surrender this Warrant to the Company or its designee for cancellation; provided, however, that the cancellation of this Warrant shall be effective at the time the Replacement Warrant is issued, whether or not the Holder has surrendered this Warrant for cancellation.”

(D) For all purposes, each and every reference to the word “Unit,” “Units,” “unit,” “units,” “Unitholder,” “Unitholders,” “unitholder” and “unitholders” in the Bridge Warrants shall be deemed to be references to the words “Share,” “Shares,” “share,” “shares,” “Shareholder” “Shareholders,” “shareholder” and “shareholders” respectively, provided, however, that the phrase “unit of securities” in the last sentence of Section 1.1 shall remain unchanged.

3. Replacement Warrant. The “Replacement Warrant” referenced in the text of Section 2(C) of this Amendment shall be in the form attached hereto as Exhibit A.

4. No Other Amendment. Except as specifically amended pursuant to this Amendment, the Bridge Warrants shall remain in full force and effect in accordance with their terms.

5. Governing Law. All questions concerning the construction, validity and interpretation of this Amendment will be governed by and construed in accordance with the internal law (and not the law of conflicts) of the State of Delaware.

6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto, all the Warrant Holders and their heirs, successors and assigns.

[The next page is the signature page.]

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IN WITNESS WHEREOF, the parties have executed this Global Amendment to Preferred Unit Purchase Warrants as of the date first above written.

COMPANY:	CEMPRA HOLDINGS, LLC

	By:	/s/ Prabhavathi Fernandes
	Name:	Prabhavathi Fernandes, Ph.D.
	Title:	President

WARRANT HOLDERS:	QUAKER BIOVENTURES II, L.P.

	By:	Quaker Bioventures Capital II, L.P., its General Partner

	By:	Quaker Bioventures Capital II, LLC, its General Partner

	By:	/s/ Sherrill Neff
	Name:	P. Sherrill Neff
	Title:	Member

DEVON PARK BIOVENTURES, L.P.

	By:	Devon Park Associates, L.P., its General Partner

	By:	/s/ Devang V. Kantesaria
	Name:	Devang V. Kantesaria
	Title:	General Partner

Signature Page to Global Amendment to Preferred Unit Purchase Warrants

WARRANT HOLDERS:	AISLING CAPITAL II, LP

	By:	Aisling Capital Partners, LP, its General Partner

	By:	/s/ Lloyd Appel
	Name:	Lloyd Appel
	Title:	CFO

BLACKBOARD VENTURES INC.

	By:	/s/ Terry Woodward
	Name:	Terry Woodward
	Title:	Director

INTERSOUTH PARTNERS VI, L.P.

	By:	Intersouth Associates VI, LLC, its General Partner

	By:	/s/ Richard Kent
	Name:	Richard Kent
	Title:	Member, acting pursuant to Power of Attorney

INTERSOUTH PARTNERS VII, L.P.

	By:	Intersouth Associates VII, LLC, its General Partner

	By:	/s/ Richard Kent
	Name:	Richard Kent
	Title:	Member, acting pursuant to Power of Attorney

Signature Page to Global Amendment to Preferred Unit Purchase Warrants

WARRANT HOLDERS:	/s/ I. Wistar Morris
I. Wistar Morris, III

/s/ Martha Morris
Martha H. Morris

COTSWOLD FOUNDATION

	By:	/s/ I. Wistar Morris and Martha Morris
Name:
Title:

ELEVENTH GENERATION PARTNERSHIP, LP

	By:	/s/ Martha Morris
Name:
Title:

Signature Page to Global Amendment to Preferred Unit Purchase Warrants

EXHIBIT A

FORM OF REPLACEMENT WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE. THIS WARRANT AND THE UNDERLYING SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

CEMPRA, INC.

AMENDED AND RESTATED WARRANT

Void After August 5, 2018

This Amended and Restated Purchase Warrant (the “Warrant”) of CEMPRA, INC., a Delaware corporation (the “Company”) is made as of this the    day of    201  , and amends and restates the Preferred Unit Purchase Warrant of the Company, dated as of August 5, 2011 (the “Original Warrant”), issued by the Company to (together with successors and assigns, the “Holder”) in connection with that certain Unsecured Convertible Promissory Note and Warrant Purchase Agreement among the Company, the Holder and the Purchasers listed on Schedule A thereto dated August 5, 2011 (the “Purchase Agreement”).

1. Issuance of Warrant; Term; Price.

1.1 Issuance. The Company hereby grants to Holder the right to purchase fully paid and non-assessable shares of Common Stock, $0.001 par value per share, of the Company for a purchase price per share equal to $        . The shares of Common Stock for which this Warrant is exercisable from time to time shall be referred to herein as the “Warrant Stock.”

1.2 Term. The shares of Warrant Stock issuable upon exercise of this Warrant are hereinafter referred to as the “Shares.” This Warrant shall be exercisable at any time and from time to time in whole or in part from the date hereof until the date seven (7) years from the issue date of the Original Warrant.

1.3 Exercise Price. The exercise price (the “Warrant Price”) for the Warrant shall equal $        .

2. Adjustment of Warrant Price, Number and Kind of Shares. The Warrant Price and the number and kind of shares issuable upon the exercise of this Warrant shall be subject to adjustment from time to time, and the Company agrees to provide ten (10) days written notice upon the happening of certain events, as follows:

2.1 Dividends in Stock Adjustment. In case at any time or from time to time on or after the date hereof the holders of the Warrant Stock of the Company (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional securities or other property (other than cash) of the Company by way of dividend or distribution (except for distributions specifically provided for below in Section 2.3), then and in each case, the holder of this Warrant shall, upon the exercise hereof, be entitled to receive, in addition to the number of Warrant Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional securities or other property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Shares on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such Shares and/or all other additional securities or other property receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by this Section 2.

2.2 Reclassification or Reorganization Adjustment. In case of any changes in the class or kind of securities issuable upon exercise of this Warrant or any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other company the securities of which are at the time receivable upon the exercise of this Warrant) or any spin-off by the Company of another entity owned or controlled by the Company at any time and from time to time on or after the date hereof, the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, or spin-off shall be entitled to receive, in lieu of the shares or other securities and property receivable upon the exercise hereof prior to such consummation, the shares or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto and the Warrant Price therefore shall be appropriately adjusted, all subject to further adjustment as provided in this Section 2.

2.3 Stock Splits and Reverse Stock Splits. If at any time on or after the date hereof the Company shall split, subdivide or otherwise change its outstanding shares of any securities receivable upon exercise of this Warrant into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall thereby be proportionately reduced and the number of Shares receivable upon exercise of this Warrant shall thereby be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of any securities receivable upon exercise of this Warrant shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall thereby be proportionately increased and the number of Shares receivable upon exercise of this Warrant shall thereby be proportionately decreased.

2.4 Other Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith

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assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

3. No Fractional Shares. No fractional shares shall be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall round the number of shares issuable upon exercise of this Warrant to the nearest whole number.

4. No Stockholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company.

5. Reservation of Stock. The Company covenants that during the period this Warrant is exercisable, the Company shall reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing securities to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6. Exercise of Warrant. This Warrant may be exercised by Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Shares or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

7. Net Issue Election.

7.1 Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the “Conversion Right”) into shares of Warrant Stock as provided in this Section 7. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Stock”), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 7.2 hereof), which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Stock immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Stock issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value

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of one share of Warrant Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall round the number of shares of Warrant Stock issuable upon exercise of this Warrant to the nearest whole number.

7.2 Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection 7.1 hereof as the Converted Warrant Stock) in exercise of the Conversion Right. Such conversion shall be effective upon such surrender of this Warrant (the “Conversion Date”). Certificates for the shares of Warrant Stock issuable upon exercise of the Conversion Right (or any other securities deliverable in lieu thereof under Section 2) shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date, or, if requested at the time of surrender of this Warrant, held for pick-up by the Holder at the Company’s principal office.

7.3 Determination of Fair Market Value. For purposes of this Section 7, fair market value (the “Market Price”) of a share of Warrant Stock as of a particular date (the “Determination Date”) shall mean the average of the closing prices of such security’s sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) days consisting of the day prior to the day as of which “Market Price” is being determined and the five (5) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the over-the-counter market, the “Market Price” shall be the fair value thereof as determined in good faith by the Company’s Board of Directors.

8. Certificate of Adjustment. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and a brief statement of the facts requiring such adjustment.

9. Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 9. Prior to any proposed transfer of this Warrant or the shares of Warrant Stock received on the exercise of this Warrant (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) an unqualified

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written opinion of legal counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act and any applicable state securities laws, or (ii) a “no action” letter from the Securities Exchange Commission (the “Commission”) to the effect that the transfer of such Securities without registration shall not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of the Securities shall be entitled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

10. Notice of Dividends and Distributions. For so long as any part of this Warrant remains outstanding and unexercised, the Company shall, upon the declaration of a cash dividend upon its Common Stock or other distribution to the Holders of its Common Stock and at least ten (10) days prior to the record date, notify the Holder hereof of such declaration, which notice will contain, at a minimum, the following information: (a) the date of the declaration of the dividend or distribution; (b) the amount of such dividend or distribution; (c) the record date of such dividend or distribution; and (d) the payment date or distribution date of such dividend or distribution.

11. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company shall execute and deliver, in lieu thereof, a new Warrant of like tenor.

12. Notices. All notices and other communications from the Company to the Holder shall be given in accordance with Section 7.10 of the Purchase Agreement.

13. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

14. Amendment. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder of Warrants representing a majority of the shares of Warrant Stock issuable upon exercise of the then outstanding unexercised warrants issued under the

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Purchase Agreement (the “Bridge Warrants”); provided, however, that any such amendment or waiver that disproportionately affects any of the holders of the then outstanding unexercised warrants issued pursuant to the Purchase Agreement shall require the written consent of all such holders. Any amendment or waiver effected in accordance with this Section 14 shall be binding upon each holder of any Bridge Warrant, each future holder of all such Bridge Warrants and the Company, and the Company shall promptly give notice to all holders of outstanding Bridge Warrants of any amendment or waiver effected in accordance with this Section 14.

15. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of Holder) that may be imposed in respect of the issuance or delivery of the shares, or any portion thereof, upon exercise of this Warrant.

16. Remedies. In the event of any default or threatened default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and shall not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amended and Restated Warrant as of the date first above written.

COMPANY:

CEMPRA, INC.

By:

Name:	Prabhavathi Fernandes, Ph. D.

Title:	Chief Executive Officer